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                                                                    EXHIBIT 23.9

                           CONSENT OF COWEN & COMPANY


We hereby consent to the inclusion of our opinion, dated February 5, 1998, in the proxy statement of Orange Coast Managed Care Services, Inc., which is part of this Registration Statement on Form S-4, File No. 333-___. In executing this consent, we do not admit or acknowledge that Cowen & Company is within the class of persons whose consent is required by Section 7 of Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Date:  February 10, 1998


                                                 COWEN & COMPANY


                                                 By:
                                                    -----------------------
                                                    Thomas L. Elzner
                                                    Vice President